                                                                    EXHIBIT 99.7


Borrower's Name and Address ("I" includes each borrower below, joint and severally): K&L

Partnership, 366 Powder Springs Street, Marietta, GA 30064

Lender's Name and Address ("You" means the lender, its successors and assigns):
Georgia

State Bank, 620 Fontaine Road S.W., P.O. Box 278, Mableton, GA 30126

Loan Number____________________________________________________________________

Date: June 29, 1999

Maturity Date: December 26, 1999

Loan Amount: $250,125.00

Renewal of New



For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of Two Hundred Fifty Thousand One Hundred Twenty Five And No/100 Dollars $250,125.00

[X] SINGLE ADVANCE: I will receive all of this principal sum on June 29, 1999. No additional advances are contemplated under this note.

[ ] MULTIPLE ADVANCE: The principal sum shown above is the maximum amount of principal I can borrow under this note. On _______________ I will receive the amount of $_______________ and future principal advance are contemplated.

     Conditions: The conditions for future advances are________________________

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________


     [ ] OPEN END CREDIT: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on _______________.

     [ ] CLOSED END CREDIT: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).

INTEREST: I agree to pay interest on the outstanding principal balance from June 29, 1999 at the rate of 8.750% per year until December 26, 1999.

[ ]  VARIABLE RATE: This rate may then change as stated below.

     [ ] INDEX RATE: The future rate will be __________ the following index rate:________________________________________________________________

          _____________________________________________________________________

          _____________________________________________________________________

     [ ] NO INDEX: The future rate will not be subject to any internal or external index. It will be entirely in your control.

     [ ]  FREQUENCY AND TIMING: The rate on this note may change as often as___

          ____________________________________________________________________.

     A change in the interest rate will take effect___________________________.

     [ ] LIMITATIONS: during the term of this loan, the applicable annual interest rate will not be more than _____% or less than _____%. The rate may not change more than _____% each _____.

     EFFECT OF VARIABLE RATE: A change in the interest rate will have the following effect on the payments.

     [ ]  The amount of each scheduled        [X]  The amount of the final payment
          payment will change.                     will change.

     [ ]
          _____________________________________________________________________

ACCRUAL METHOD: Interest will be calculated on a actual/360 basis.

POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

     [X] on the same fixed or variable rate basis in effect before maturity (as indicated above).

     [ ]  at a rate equal to__________________________________________________.

[X] LATE CHARGE: If a payment is made more than 10 days after it is due, I agree to pay a late charge of 10.000% of the late payment with a minimum of $10.00 and a maximum of $50.00.

[X]  ADDITIONAL CHARGES: In addition to interest, I agree to pay the following
     charges which,      [X] are      [ ] are not     included in the principal
     amount above: Loan Fee $125.00.

PAYMENTS:  I agree to pay this note as follows:

[X]  INTEREST: I agree to pay accrued interest at maturity_____________________

     __________________________________________________________________________

[X]  PRINCIPAL: I agree to pay the principal December 26, 1999_________________

     __________________________________________________________________________

[ ] INSTALLMENTS: I agree to pay this note in ____________ payments. The first payment will be in the amount of $____________ and will be due___________. A payment of $______________ will be due__________________________________
     _______________________________________________________________thereafter.
     The final payment of the entire unpaid balance of principal and interest will be due _____________________________________________________________.


[ ] If checked, and this loan is secured b a first lien on real estate, then any accrued interest not paid when due (whether due by reason of a schedule of payments or due because of lenders demand) will become part of the principal thereafter, and will bear interest at the interest rate in effect from time to time provided for in this agreement.

ADDITIONAL TERMS:
I agree to pay a loan fee of $125.00 late charges: 10.00% of the payment if over 10 days late; not to exceed $50.00, minimum charge $10.00.

Security: 1,550,000 shares Proactive Technologies, Inc. Stock Certificate #DEN0907 and 500,000 shares Proactive Technologies stock to be issued to K&L Partnership & Guaranty of Arthur Weiss.

[ ] SECURITY: This note is separately secured by (describe separate document by type and date):________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________
     (This section is for your internal use. Failure to list a separate security document does not mean the agreement will not secure this note.)

Signature for Lender

X
 ______________________________________________________________________________

 ______________________________________________________________________________



PURPOSE: The purpose of this loan is Business: Business Investment.

SIGNATURES AND SEALS: IN WITNESS WHEREOF, I HAVE SIGNED MY NAME AND AFFIXED MY SEAL ON THIS 29TH DAY OF JUNE. BY DOING SO, I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGE _____). I HAVE RECEIVED A COPY ON TODAY'S DATE.

K&L PARTNERSHIP 58-2475728                                               (Seal)
------------------------------------------------------------------------


BY:                                                                      (Seal)
   ---------------------------------------------------------------------
C. FRANK MOORE, TRUSTEE



BY:                                                                      (Seal)
   ---------------------------------------------------------------------
C. FRANK MOORE

                                                                         (Seal)
------------------------------------------------------------------------
KFT 024 NEW CT:0309.02 P:60

DEFINITIONS: As used an page _____, "[X]" means the terms that apply to this loan. "I," "me, or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns.

APPLICABLE LAW: The law of the state of Georgia will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation, If any provision of this agreement cannot be enforced according to its terms, this fact will riot affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.

PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).

INTEREST: Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect an this note at any given time will apply to the entire principal advanced at that time. You and I may provide in this agreement for accrued interest not paid when due to be added to principal. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge tiny rate of interest that is higher then the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity]. If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest then allowed by law and this agreement, you agree to refund it to me.

INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate an this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.

ACCRUAL METHOD: The amount of interest that I will pay an this loan will be calculated using the interest rate and accrual method stated on page _____ of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year". If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.

POST MATURITY RATE: For purposes of deciding when the "Post Maturity Rate" (shown on page _____) applies, the term "maturity" means the date of the lost scheduled payment indicated on page _____ of this note or the date you accelerate payment on the note, whichever is earlier.

SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expert that you will make only one advance of principal. However, you may add other amounts To the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph below, or if we have agreed that accrued interest not paid when due may be added to principal.

MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you expect that you will make more than one advance of principal. If closed end credit, repaying a part of the principal will not entitle me to additional credit.

PAYMENTS BY LENDER: If you are authorized to charges t am obligated to pay (such as property insurance premiums, then you may treat those Payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.

SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you:

     "Right to receive money from you" means:

     (1)  any deposit account balance I have with you;

     (2) any money owed to me on an item presented to you or in your possession for collection or exchange; and

     (3)  any repurchase agreement or other nondeposit obligation.

     "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you are set off. This total includes any balance the due date for which you properly accelerate under this note.

     If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right at set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any individual Retirement Account or other tax-deferred retirement account.

     You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable by law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.

DEFAULT: I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, an any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided; (7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.

REMEDIES: If I am in default on this note you have, but are not limited to, the following remedies:

     (1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued charges).

     (2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set-Off" paragraph herein.

     (3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using other remedy.

     (4) You may refuse to make advances to me or allow purchases on credit by me.

     (5)  You may use any remedy you have under state or federal law.

By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.

COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee, not to exceed 15 percent of the principal and interest then owed, you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

WAIVER: I give up my rights to require you to do certain things. I will not require you to:

     (1)  demand payment of amounts due (presentment);

     (2)  obtain official certification of nonpayment (protest);

     (3)  give notice that amounts due have not been paid (notice of dishonor);
          or

     (4) give me notice prior to seizure of my personal property when you are seeking to foreclose a secured interest in any of my personal property used to secure a commercial transaction.

     I waive any defenses I have based on suretyship or impairment of collateral.

OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that it has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.

CREDIT INFORMATION: I agree and authorize you to obtain credit information about me from time to time (for example, by requesting a credit report) and to report to others your credit experience with me (such as a credit reporting agency). I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.

NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address in on page _____. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page _____ of this agreement, or to any other address than you have designated.

------------------ ------------ ---------------- ------------ ------------ -------------- -------------- -------------
     DATE OF        PRINCIPAL     BORROWER'S      PRINCIPAL    PRINCIPAL   INTEREST RATE    INTEREST       INTEREST
   TRANSACTION       ADVANCE     INITIALS (not    PAYMENTS      BALANCE                     PAYMENTS         PAID
                                   required)                                                               THROUGH:
------------------ ------------ ---------------- ------------ ------------ -------------- -------------- -------------

------------------ ------------ ---------------- ------------ ------------ -------------- -------------- -------------

------------------ ------------ ---------------- ------------ ------------ -------------- -------------- -------------

                               SECURITY AGREEMENT

                         (COLLATERAL PLEDGE AGREEMENT)


Date __________________________________________________________________________

Debtor  K&L Partnership 58-2475728

       Business or Residence Address 366 Powder Springs Street

       City, State and Zip Code Marietta, GA 30064

Secured Party Georgia State Bank

       Business or Residence Address 620 Fontaine Road S.W. P.O. Box 278

       City, State and Zip Code Mableton, GA 30126

1.        SECURITY INTEREST AND COLLATERAL.  To secure (check one):

          [X] the payment and performance of each and every debt, liability and obligation of every type and description which debtor may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"),

          [ ] the debt, liability or obligation of the Debtor to secured party evidenced by the following:_____________________________________
               _______________________________, and any extensions, renewals or replacements thereof (herein referred to as the "Obligations"), Debtor hereby grants Secured Party's security interest (herein called the "Security Interest") in (check one):

          [ } all property of any kind now or at any time hereafter owned by Debtor, or in which Debtor may now or hereafter have an interest, which may now be or may at any time hereafter come into possession or control of Secured Party or into possession or control of Secured Party's agents or correspondents, whether such possession or control is given for collateral purposes or for safekeeping, together with all rights in connection with such property (herein called the "Collateral").

          [X] the property owned by Debtor and held by Secured Party that is described as follows: 1,550,000 shares Proactive Technologies, Inc. stock issued to Arthur

               Weiss & 500 shares Proactive Technologies, Inc. stock to be issued to K&L Partnership together with all rights in connection with such property (herein called the "Collateral").

2. REPRESENTATIONS, WARRANTIES AND COVENANTS. Debtor represents, warrants and covenants that:

          (a) Debtor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if required by Secured Party.

          (b) Debtor is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral.

          (c) Debtor will keep the collateral free and clear of all liens, encumbrances and security interests, except the Security Interest.

          (d) Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral.

          (e) At any time upon request by Secured Party, Debtor will deliver to Secured Party all notices, financial statements, reports or other communications received by Debtor as an owner or holder of the Collateral.

          (f) Debtor will upon receipt deliver to Secured Party in pledge as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.

                 THIS AGREEMENT CONTAINS ADDITIONAL PROVISIONS
                SET FORTH ON PAGE _____ HEREOF, ALL OF WHICH ARE
                               MADE A PART HEREOF

                                 K&L PARTNERSHIP 58-2475728
                                 ----------------------------------------------
                                                  Debtor's Name

                                 By:
                                    -------------------------------------------
                                         C. FRANK MOORE


                                 Title:TRUSTEE
                                       ----------------------------------------

                                 By:
                                    -------------------------------------------
                                         C. FRANK MOORE

                                 Title:
                                       ----------------------------------------

                             ADDITIONAL PROVISIONS



3. RIGHTS OF SECURED PARTY. Debtor agrees that Secured party may at any time, whether before or after the occurrence of an Event of Default and without notice or demand of any kind, (i) notify the obligor on or Issuer of any Collateral to make payment to Secured Party of any amounts due or distributable thereon, (ii) In Debtor's name or Secured Party's name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, of compromise, extend or renew for any period any obligation evidenced by the Collateral, (iii) receive all proceeds of the Collateral, and (iv) hold any increase or profits received from the Collateral as additional security for the Obligations, except that any money received from the Collateral shall, at Scoured Party's option, be applied in reduction of the Obligations, in such order of application as Secured Party may determine, or be remitted to Debtor.

4. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default under this Agreement (heroin called "Event c Default");
     (i) Debtor shall fall to pay any or all of the Obligations when due or (if payable on demand) on demand, or shall fail to observe or perform any covenant or agreement heroin binding on it; (ii) any representation or warranty by Debtor set forth in this Agreement or made to Secured Part in any financial statements or reports submitted to Secured Party by or on behalf of Debtor shall prove materially false or misleading; (iii) garnishment summons or a writ of attachment shall be issued against or served upon the Secured Party for the attachment of any property of the Debtor or any indebtedness owing to Debtor; (iv) Debtor or any guarantor of any Obligation shall (A) be or become insolvent (however defined); (B) voluntarily file, or have filed against it involuntarily, a petition under the United States Bankruptcy Code, or (C) if a corporation, partnership organization, be dissolved or liquidated or, if a partnership, suffer the death of a partner or, if an individual, die; or (D) go out of business;
     (v) Secured Party shall in good faith believe that the value then realizable by collection or disposition of the Collateral, after deduction of expenses of collection and disposition, is less than the aggregate unpaid balance of all Obligations then outstanding; (vi) Secured Party shall in good faith believe that the prospect of due and punctual payment of any or all of the Obligations is impaired.

5. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may exercise any one more of the following rights or remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon immediately due and payable, without presentment or other notice or demand; (ii) exercise all voting and other rights as a holder of the Collator; (iii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including the right to offer and sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Collateral, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933; and if notice to Debtor of any intend disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least 10 calendar days prior to the date of intended disposition or other actin;
     (iv) exercise or enforce and or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. Upon the occurrence of the Event of Default described in section 4(iv)(B), all Obligations shall be immediately due and payable without demand or notice thereof.

6.   MISCELLANEOUS. Any disposition of the Collateral in the manner provided in
     Section 5 shall be deemed commercially reasonable. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released only explicitly in a writing signed by Secured Party. A waiver signed b Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of anyone such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically _____ such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Collateral, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. Debtor will reimburse Secured Party to all expenses (including reasonable attorney's fees and legal expenses) incurred by Secured Party in the protection, defense or enforcement of the Security interest, including expenses incurred in any litigation or bankruptcy or insolvency proceedings. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. This Agreement shall be governed by laws of the state in which it is executed and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said state, shall have the meanings therein stated. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not effect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. If this Agreement is signed by more than one person as Debtor, the term "Debtor" shall refer to each of them separately and to both or all of them jointly, all such persons shall be bound both severally and jointly with the other(s); and the Obligations shall include all debts, liabilities and obligations owed to Secured Party by a Debtor solely or by both or several or all Debtors jointly or jointly and severally, and all property described in Section 1 shall be included as part of the Collateral, whether it is owned jointly by both or all Debtors or is owned in whole or in part by one (or more) of them.

                       BOARD OF GOVERNORS OF THE FEDERAL
                   RESERVE SYSTEM STATEMENT OF PURPOSE FOR AN
                  EXTENSION OF CREDIT SECURED BY MARGIN STOCK
                           (FEDERAL RESERVE FORM U-1)

GEORGIA STATE BANK , 620 FONTAINE ROAD S.W. P.O. BOX 278, MABLETON, GA 30126
                                  Name of Bank



This report is required by law (15 U.S.C. ss.ss. 78g and 78w 12 CFR 221).

Public reporting burden for this collection of information is estimated to average 4.2 minutes (0.07 hours) per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate, including suggestions for reducing this burden, to Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, N.W., Washington, D.C. 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0115), Washington, D.C. 20503.

INSTRUCTIONS

1. This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2. The term "margin stock" is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange or that are on the Federal Reserve Board's List of Marginable OTC Stocks; (2) debt securities (bonds) that are convertible into margin stocks;
(3) any over-the-counter security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission (NMS security); and (4) shares of most mutual funds, unless 95 percent of the assets of the fund are continuously invested in U.S. government, agency, state, or municipal obligations.

3. Please print or type (if space is inadequate, attach separate sheet).



PART I       To be completed by borrower(s)

1.   What is the amount of the credit being extended? $250,125.00

2.   Will any part of this credit be used to purchase or carry margin stock?
     [ ] Yes |X| No

     If the answer is "no," describe the specific purpose of the credit._______

     __________________________________________________________________________
     __________________________________________________________________________
     __________________________________________________________________________



I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

K& L PARTNERSHIP 58-2475728

Signed:                                                  Signed:

BY:                                                      BY:
------------------------------------------------         --------------------------------------------
Borrower's signature                        Date         Borrower's signature                    Date


C. FRANK MOORE, TRUSTEE                                  C. FRANK MOORE
------------------------------------------------         --------------------------------------------
Print or type name                                       Print or type name



                   This form should not be signed if blank.


     A BORROWER WHO FALSELY CERTIFIES THE PURPOSE OF A CREDIT ON THIS FORM
        OR OTHERWISE WILLFULLY OR INTENTIONALLY EVADES THE PROVISIONS OF
          REGULATION U WILL ALSO VIOLATE FEDERAL RESERVE REGULATION X,
                       "BORROWERS OF SECURITIES CREDIT."



PART II To be completed by blank only if the purpose of the credit is to purchase or carry margin securities (Part I(2) answered "yes").

1. List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 percent of its current market value under the current Supplement to Regulation U.

----------- ------------------------------------------------ --------------- ------------------- -------------------
                                                                              Date and Source
   No. of                                                     Market Price      of Valuation        Total Market
   Shares                         Issue                         Per Share     (See note below)     Value Per Issue
----------- ------------------------------------------------ --------------- ------------------- -------------------




----------- ------------------------------------------------ --------------- ------------------- -------------------

2. List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 percent of the current market value under the current Supplement to Regulation U.


----------- ------------------------------------------------ --------------- ------------------- -------------------
                                                                              Date and Source
 Principal                                                    Market Price      of Valuation        Total Market
  Amount                          Issue                                       (See note below)     Value Per Issue
----------- ------------------------------------------------ --------------- ------------------- -------------------




----------- ------------------------------------------------ --------------- ------------------- -------------------




3.   List other collateral including non-margin stock securing this credit.

------------------------------------------------------------ --------------- ------------------- -------------------
                                                                               Date and Source
                     Describe Briefly                         Market Price      of Valuation       Good Faith Loan
                                                                               (See note below)         Value
------------------------------------------------------------ --------------- ------------------- -------------------




------------------------------------------------------------ --------------- ------------------- -------------------

Note: Bank need not complete "Date and source of valuation" if the market value was obtained from regularly published information in a journal of general circulation or an automated quotation system.



PART III   To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form an any attachments, and I have accepted the customer's statement in Part I in good faith as required by Regulation U*; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined; that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed; and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

                                                          Signed:



-----------------------------------------                 --------------------------------------------------
Date                                                      Bank officer's signature



VICE PRESIDENT                                            JACKIE GOLDEN
-----------------------------------------                 --------------------------------------------------
Title                                                     Print or type name



----------------------------------
* To accept the customer's statement in good faith, the officer of the bank must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.



            THIS FORM MUST BE RETAINED BY THE LENDER FOR THREE YEARS
                       AFTER THE CREDIT IS EXTINGUISHED.

Borrower's Name and Address
                           ----------------------------------------------------

-------------------------------------------------------------------------------

Lender's Name and Address
                           ----------------------------------------------------

-------------------------------------------------------------------------------


Loan Description (Loan)

       Number
             --------------------------------------------
       Amount $250,125.00

       Date JUNE 29, 1999

                               YEAR 2000 ADDENDUM

As part of Borrower's loan from Lender, described above (Loan), Borrower agrees to take all measures necessary to assure that Borrower's Information technology `is in compliance with "Year 2000 requirements" and makes the following representations and warranties as set forth in this Addendum. "Year 2000 requirements" include analyzing, programming, and testing all information technology to accurately process date and time data, including, but not limited to, calculating, comparing, and sequencing functions. Year 2000 requirements apply to all processes that directly or indirectly affect Borrower's business, such as accounting and processing procedures, as well as basic electronic devices that are necessary to facility management, such as security systems, elevators, and telephones.

Borrower represents that Borrower has a Year 2000 business plan (Plan) In place to satisfy Year 2000 requirements. Borrower's Plan has been approved by Borrower's management and includes an allocation o resources necessary to complete the Plan as designed. Borrower agrees to allow Lender access to Borrower's Plan and, if requested by Lender, Borrower will provide access to Borrower's information technology systems to Lender or a third party for purposes of determining Borrower's progress made under the Plan, Borrower agrees that non-compliance with Borrower's Plan shall be deemed non-compliance with the Terms of Borrower's Loan.

With respect to Borrower's Plan, Borrower warrants as follows: (1) the Plan includes a thorough Year 2001 assessment of all information technology systems used by Borrower; (2) the Plan includes processes to address and prepare for the Interaction of Borrower's Information technology systems with all external information technology systems that is customary or foreseeable in the course of operating Borrower's business; (3) the Plan provides for periodic evaluations of Borrower's progress under the Plan; (4) the Plan includes an allocation of resources to assure that the Plan is completed in a timely manner, as specified in the Plan and agreeable to Lender and (5) the Plan includes contingency arrangements for non-compliance with the Plan or the failure of Borrower's vendors, partners, customers, or other related entities to adequately address Year 2000 requirements.

To Lender's satisfaction, Borrower will keep Lender advised as to the progress and timeliness of Borrower's efforts to fulfill Year 2000 requirements, Borrower agrees that Lender has no responsibility for managing, advising, or executing any of Borrower's efforts to comply with Year 2000 requirements.

By signing below, Borrower acknowledges receipt of a copy of this Addendum and agrees to its terms as part of Borrower's Loan.



Dated JUNE 29, 1999


For Borrower                                 For Lender

By X                                         By X
  -----------------------------                ---------------------------------
                                                  KEN F. THIGPEN, PRESIDENT
       C. FRANK MOORE, TRUSTEE
  -----------------------------
       Print Name and Title



By X   C. FRANK MOORE
  -----------------------------
       Print Name and Title

                     YEAR 2000 DISCLOSURE & ACKNOWLEDGMENT

This disclosure and acknowledgment is part of our effort to help our customers handle Year 2000 issues. As you may already know, Year 2000 Issues arise due to the fact that many computer programs use only the last two digits to represent a year. It is believed that when we enter the year 2000, computers may interpret "00" as "1900" instead of "2000." As a result, many computers may produce errors or cease to function altogether.

It is important to address how Year 2000 issues may affect you so that you may prepare for problems they may present. Year 2000 issues arise when information is produced based on a time or a date, which includes calculations as well as basic electronic devices used to manage your facility, such as security systems, elevators, and telephones. In addition, businesses must also prepare for the potential effect of vendors, partners, and customers who do not take appropriate precautions to assure that their systems are Year 2000 ready.

At this point, you should have a Year 2000 program in place that includes a comprehensive business plan to handle all Year 2000 issues. This program should assess your current information technology Year 2000 status, address all Year 2000 issues that may affect your business, allocate the necessary resources toward completing the program and provide systematic and complete evaluations of progress made on the program. In addition, your Year 2000 program should identify contingency plans for information technology systems that are not Year 2000 ready. You should be prepared to present your Year 2000 program and report your progress if requested.

By signing below, you acknowledge receipt of this disclosure and agree to give any and all necessary attention to Year 2000 issues to insure that your information technology is in compliance with the Year 2000.


K&L PARTNERSHIP 58-2475728                   GEORGIA STATE BANK
----------------------------                 620 GONTAINE ROAD S.W. PO BOX 278
Name

By X                                                           JUNE 29, 1999
    -------------------------------------------               -----------------
    Signature and Title C. FRANK MOORE, TRUSTEE                Date


By X                                                           JUNE 29, 1999
    -------------------------------------------               -----------------
       Signature and Title C. FRANK MOORE                      Date